FORM SB-2

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           USA Telcom
         (Name of small business issuer in its charter)

         3360 W. Sahara #200, Las Vegas, NV 89102, (702) 732-2253
    (Address and telephone number of Registrant's principal executive offices and principal place of business)


      NEVADA                                  88-0408213
(State of organization or               (Employer Identification
      Jurisdiction)                            Number)

      Shawn F. Hackman a P.C., 3360 W. Sahara #200, Las Vegas, NV
                         89102, (702) 732-2253
   (Name, address, and telephone number of agent for service)


     Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed    If this Form is a post-  If delivery of the
to register additional   effective amendment      prospectus is
securities for an        filed pursuant to Rule   expected to be
offering pursuant to     462(c) under the         made pursuant to
Rule 462(b) under the    Securities Act, check    Rule 434, please
Securities Act, please   the following box and    check the
check the following      list the Securities      following box.
box and list the         Act registration
Securities Act           statement number of
registration number of   the earlier effective
the earlier effective    registration statement
registration statement   for the same offering.
for the same offering.


                 CALCULATION OF REGISTRATION FEE

 Title of     Amount to     Proposed     Proposed     Amount of
each class       be         maximum      maximum     registration
    of       registered     offering    aggregate        fee
securities                 price per     offering
   to be                      unit        price
registered

Common        5,000,000       $0.10      $500,000     $  350.00
shares

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment.
(See "Risk Factors" on page 2).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           PROSPECTUS

                           USA Telcom

                        5,000,000 Shares
                          Common Stock
                 Offering Price  $0.10 per Share

     USA  Telcom, (the "Company") is offering for sale  5,000,000
Shares  of  its  Common  Stock, $.001 par value  per  share  (the
"Shares") on an " best efforts" basis, pursuant to the terms of this Prospectus (See "OFFERING.")

                                Offering      Net
                                Price         Proceeds
                                To Public     To
                                              Company(1)

        Per Share:              $   0.10        $0.10
        Maximum (5,000,000      $500,000
        shares)

(1)  The Company anticipates no sales commissions.

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BUT HAS NOT YET BECOME EFFECTIVE. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

         Subject to Completion, Dated __________________, 1999

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE  SHARES  ARE  OFFERED BY THE COMPANY SUBJECT TO  PRIOR  SALE,
ACCEPTANCE  OF THE SUBSCRIPTIONS BY THE COMPANY AND  APPROVAL  OF
CERTAIN LEGAL MATTERS BY COUNSEL TO THE COMPANY.

ALL OFFEREES AND SUBSCRIBERS WILL HAVE AN OPPORTUNITY TO MEET WITH REPRESENTATIVES OF THE COMPANY TO VERIFY ANY OF THE INFORMATION INCLUDED HEREIN AND TO OBTAIN ADDITIONAL INFORMATION REGARDING THE COMPANY. COPIES OF ALL DOCUMENTS, CONTRACTS, FINANCIAL STATEMENTS AND OTHER COMPANY RECORDS WILL BE MADE
AVAILABLE FOR INSPECTION AT ANY SUCH MEETING OR DURING NORMAL BUSINESS HOURS UPON REQUEST TO THE COMPANY.

ALL OFFEREES AND SUBSCRIBERS WILL BE ASKED TO ACKNOWLEDGE IN THE SUBSCRIPTION AGREEMENT THAT THEY HAVE READ THIS MEMORANDUM CAREFULLY AND THOROUGHLY, THEY WERE GIVEN THE OPPORTUNITY TO OBTAIN ADDITIONAL INFORMATION; AND THEY DID SO TO THEIR SATISFACTION.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS MEMORANDUM AND, IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS MEMORANDUM AT ANY TIME DOES NOT IMPLY THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF TIME SUBSEQUENT TO ITS DATE.

THE  COMPANY HAS THE RIGHT, IN ITS SOLE DISCRETION, TO ACCEPT  OR
REJECT  SUBSCRIPTIONS IN WHOLE OR IN PART, FOR ANY REASON OR  FOR
NO REASON.

                           USA Telcom

                        Table of Contents

                                                            Page No.

MEMORANDUM SUMMARY                                               1
RISK FACTORS                                                     2
USE OF PROCEEDS                                                  7
DETERMINATION OF OFFERING PRICE                                  7
DILUTION                                                         7
PLAN OF DISTRIBUTION                                             9
LEGAL PROCEEDINGS                                               10
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS 10 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 15
DESCRIPTION OF SECURITIES                                       15
INTEREST OF NAMED EXPERTS AND COUNSEL                           17
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
     SECURITIES ACT LIABILITIES                                 17
ORGANIZATION WITHIN LAST FIVE YEARS                             18
DESCRIPTION OF BUSINESS                                         18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION       19
DESCRIPTION OF PROPERTY                                         19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                  19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS        19
EXECUTIVE COMPENSATION                                          19
FINANCIAL STATEMENTS                                            20
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
     AND FINANCIAL DISCLOSURE                                   20

                       MEMORANDUM SUMMARY

The  following summary is qualified in its entirety  by  detailed
information   appearing  elsewhere  in  this   Memorandum.   Each
prospective investor is urged to read this Memorandum in its entirety.

THE COMPANY

     USA Telcom, (the "Company") is a Nevada corporation formed on November 5, 1998. The Company's offices are located at 3360 W.
Sahara #20, Las Vegas, NV 89102, (702) 732-2253.

     The   Company's  principal  business  involves  setting   up
telecommunication services in Vietnam. The Company has no operations to date, but believes that it is positioned to take advantage of a coming boom in Vietnamese telecommunications. (See "DESCRIPTION OF THE BUSINESS.")

     Management has knowledge that loans are available from United States and Europe entities for business in this area. Management is actively exploring these financing options. Management has spend substantial time in contact with individuals and entities in the United States, Europe and Asia forming relationships (not yet contractual) which the Company hopes to turn into profitable contract for the Company. Allen Jones has been actively engaged in telcom internationally since 1993 with other companies.

THE OFFERING

     The Company is offering 5,000,000 shares of its common stock for sale in accordance with the terms of this Prospectus.

     Securities Offered:

          Total                          5,000,000 Shares

          Offering Price Per Share:          $0.10

     Shares Outstanding:

          Before the Offering
               Total                     7,000,000 Shares

          After the Offering
               Total                    12,000,000 Shares

USE OF NET PROCEEDS

     If all the Shares offered are sold, net proceeds to the Company will be approximately $500,000. These proceeds will be used to purchase materials needed to initiate the Company's entry into the marketplace. (See "USE OF PROCEEDS.")

RISK FACTORS

THE  SHARES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND  INVOLVE  A
HIGH  DEGREE  OF  RISK  TO  THE PUBLIC INVESTORS  AND  SHOULD  BE
PURCHASED  ONLY  BY PERSONS WHO CAN AFFORD TO LOSE  THEIR  ENTIRE
INVESTMENT.

     The common stock is subject to the normal risks of fluctuating market prices. As the company's business is centered on Internet services, the stock value is subject further to continued interest in and use of the Internet, and the acceptance by the on-line community of the Company's Internet-based offerings. In addition, holders of the common stock should not expect to receive dividends, and are not able to vote their shares cumulatively for election of directors. Because the stock is expected to be thinly traded, a purchaser may not be able to liquidate his or her investment immediately.

     Other risks involve dilution, the lack of management's experience in this industry, the Company's lack of operational history, competition from outside entities, a lack of diversification, the possible need for additional financing, and possible purchases by affiliates.

DILUTION

     The offering involves a dilution in the per share book value of the Common Stock from the public offering price. (See
"Description of Common Stock.")

FINANCIAL HIGHLIGHTS

     The   following   schedule  sets  forth  certain   financial
information of the Company at the date indicated. (See "FINANCIAL
STATEMENTS.")

                    Date: October 1, 1999

     Total Assets            $265,000

     Total Liabilities

     Stockholders' Equity    $265,000


                          RISK FACTORS

RISK FACTORS RELATING TO THE COMPANY'S BUSINESS

     The Company has only recently begun operations. Although it is entering an area with impressive growth potential, there are very real risk factors that must be considered by potential investors. These include, but are not limited to, the following:

     Lack of Prior Operations and Experience

The Company is newly organized, has no significant assets, and has no revenues from operations. There can be no assurance that the Company will operate at a profitable level in the future, or that the Company will generate revenues.

     Investment Valuation Determined by the Board of Directors

The Company's Board of Directors is responsible for valuation of the Company's investments. There are a wide range of values which are reasonable for an investment of the Company's assets. Although the Board of Directors can adopt several methods for an accurate evaluation, ultimately the determination of fair value involves subjective judgment not capable of substantiation by auditing standards. Accordingly, in some instances it may not be possible to substantiate by auditing standards the value of the Company's investments. The Company's Board of Directors will serve as the valuation committee, responsible for valuing each of the Company's investments. In connection with any future distributions which the Company may make, the value of the securities received by investors as determined by the Board may not be the actual value that the investors would be able to obtain even if they sought to sell such securities immediately after a distribution. In addition, the value of the distribution may decrease or increase significantly subsequent to the distributee shareholders' receipt thereof, not withstanding the accuracy of the Board's evaluation.

     Competition

The Company may experience substantial competition in its efforts to attract retail merchants and customers. Other providers, many of whom have greater experience, resources, and managerial capabilities than the Company, are in a better position to obtain access to attractive clientele. The Company hopes to minimize this risk by seeking a specific niche in the internet marketplace. (See "DESCRIPTION OF BUSINESS.")

     Success of Management

Any potential investor is strongly cautioned that the purchase of the securities offered hereby should be evaluated in light of:
(i) the limited diversification of the venture capital opportunities afforded to the Company, (ii) the high-risk nature and limited liquidity of the Company, and (iii) the Company's ability to utilize funds for the successful development and distribution of revenues as derived by the revenues received by the Company's yet undeveloped portfolio of clients, and any new potentially profitable ventures, among other things. The Company can offer no assurance that any particular client and/or property under its management contract will become successful.

     Lack of Diversification

The size of the Company makes it unlikely that the Company will be able to commit its funds to the acquisition of any major accounts until the Company has a more well established track record, and the Company may not be able to achieve the same level of diversification as larger entities engaged in this type of business. The lack of diversification may make the value of the Company's proposed shares dependent, at least initially, on the success of a relatively few, and perhaps even one client.

     Conflicts of Interest

The officers and directors may have other interests to which they devote substantial time and each will continue to do so notwithstanding the fact that management time may be necessary to the business of the Company. As a result, certain conflicts of interest exist and will continue to exist between the Company and its officers and directors which may not be susceptible to resolution. Conflicts of interest may arise in the area of corporate opportunities which can only be resolved through exercise by the officers and directors of such judgment as is consistent with their fiduciary duties to the Company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Company's Board of Directors any proposed investments for its evaluation.

     Additional Financing Required

The proceeds from this Offering are expected to be sufficient for the Company to become operational. Even if all of the Shares are sold, the funds available to the Company may not be adequate for it to be competitive in the industry. There is no assurance that additional funds will be available from any source when needed by the Company for expansion; and, if not available, the Company may not be able to expand its operation as rapidly as it could if such financing were available. Additional financing could come in the form of debt/preferred stock or a private placement of common stock. If additional shares were issued to obtain financing, investors in this offering see their percentage ownership of the Company decrease. However, the book value of their shares would not be diluted, provided the additional shares are sold at a price greater than that paid by investors in this offering.

     Absence of Cash Dividends

The Board of Directors does not anticipate paying cash dividends on the Common Stock for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of the Company, and will be subject to legal limitations on the payment of dividends out of paid-in capital. (See "DESCRIPTION OF SECURITIES - DIVIDENDS.")

RISK FACTORS RELATING TO THE NATURE OF THE OFFERING

     Purchases by Affiliates

Certain   officers,   directors,  principal   shareholders,   and
affiliates may purchase a portion of the Shares for investment purposes.

     Possible Loss of Entire Investment

The Shares offered hereby are highly speculative and involve a high degree of risk. They should not be purchased by any person who cannot afford the loss of his entire investment. A purchase of the Company's stock in this Offering would be "unsuitable" for a person who cannot afford to lose his or her entire investment.

     Dilution to Public

Assuming the sale of all Shares offered hereby, the net tangible book value of the Company's Shares would be approximately $.08 per share, compared to the $.10 public offering price. Accordingly, persons purchasing common stock in this Offering would suffer dilution of $.02 per share to the net tangible book value.

     Best Efforts Offering

The Shares are offered by the Company on an "best efforts" basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered Shares. No assurance can be given that any or all of the Shares will be sold

     No Public Market for Company's Securities.

Prior to the Offering, there has been no public market for the Common Stock being offered. There can be no assurance that an active trading market will develop or that purchasers of the Common Stock will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Common Stock may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and market conditions in the industry in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

     No Cumulative Voting

Holders of the Common Stock are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of the directors of the Company, and the minority shareholders will not be able to elect a representative to the Company's board of directors. (See "DESCRIPTION OF SECURITIES.")

     Arbitrary Offering Price

The Offering Price of the Common Stock bears no relation to book value, assets, earnings or any other objective criteria or value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops, the Common Stock will attain market values commensurate with the Offering Price.

     No Foreseeable Dividends

The  Company does not anticipate paying dividends on  its  Common
Stock in the foreseeable future but plans to retain any and all earnings for the operation and expansion of its business. (See
"DESCRIPTION OF SECURITIES.")

     Shares Eligible For Future Sale

All of the 7,000,000 shares of Common Stock which are held by the initial shareholders have been issued in reliance on the Private Placement exemption under the Securities Act of 1933, as amended (the "Act"). Such Shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least two years, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the Shares owned by the initial shareholders were sold pursuant to Rule 144 or a registered offering, the market price of the Common Stock could be adversely affected.

                         USE OF PROCEEDS

Following the sale of 5,000,000 shares of common stock, the gross proceeds to the Company will be $500,000. The Company anticipates using these funds for the following purposes:

               Use of Proceeds:      Amount:

               Legal Fees            $15,000
               Working Capital       $485,000
               Total                 $500,000

Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplementing amounts may be drawn form other sources, including, but not limited to general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds or similar investments.

                 DETERMINATION OF OFFERING PRICE

The offering price is not based upon the Company's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price is determined by the Board of Directors of the Company and was determined arbitrarily based upon the amount of funds needed by the Company to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.

                            DILUTION

"Dilution" is the difference between the public offering price of a security such as the Common Stock, and its net tangible book value per share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. "Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. As of October 1, 1999, the net tangible book value of the Company was $265,000. Giving effect to the sale by the Company of all Shares at the public offering price, the pro-forma net tangible book value of the Company would be approximately $765,000 or approximately $.08 per share, which would represent a $.014 immediate increase in net tangible book value per share and $.02 per share dilution to new investors.

The following table illustrates the pro forma per Share dilution:


    Price to Public [1]            $0.10
    Net tangible book value per    .066
    Share before Offering [2]
    Increase Attributable to       .014
    purchase of stock by new
    investors [5]
    Net tangible book value per    .08
    Share after offering
    [2],[3],[4]
    Dilution to new investors [6]  .02
    Percent Dilution to new        20%
    investors [7].

[1]  Offering price before deduction of offering expenses.

[2] The net tangible book value per share before the offering ($.066) is determined by dividing the number of Shares of Common Stock outstanding into the net tangible book value of the Company.

[3] The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering.

[4] The net tangible book value per share after the offering ($.08) is determined by dividing the number of Shares that will be outstanding after the offering into the net tangible book value after the offering as determined in note 3.

[5] The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering ($.08) and subtracting from it the net tangible book value per share before the offering ($.066) for an increase of $.014.

[6] The dilution to new investors is determined by subtracting the net tangible book value per share after the offering ($.08) from the public offering price ($.10), giving a dilution value of ($.02).

[7] The Percent Dilution to new investors is determined by dividing the Dilution to new investors ($.02) by the Price to the Public ($.10) giving a dilution to new investors of 20%.


COMPARATIVE DATA

The following chart illustrates the percentage ownership in the Company held by the present shareholders and by the public investors in this Offering, and sets forth a comparison of the amounts paid by the present shareholders of the Company and by the public investors in this Offering. The present shareholders may, however, purchase a portion of the Shares offered hereby, which would enable the Company to reach the escrow amount and would increase the percentage of the Company's Common Stock owned by such present shareholders at the conclusion of this Offering.

           TOTAL       Percentage  Consideration  Consideration   Average
           SHARES      Purchased   Amount         Percentage      Price per
                                                                  Share

Present    7,000,000   58%         $265,000           36%         $0.066
Shareholders

New        5,000,000   42%         $500,000           64%         $0.10
Investors

Total      12,000,000  100.00%     $765,000          100%         $0.083


                      PLAN OF DISTRIBUTION

The Company will sell a maximum of 5,000,000 shares of its Common
Stock, par value $.001 per Share, to the public on a best efforts basis. No underwriter has been retained by the Company.

The public offering price of the Shares will be modified, from time to time, by amendment to this Prospectus, in accordance with changes in the market price of the Company's common stock. The
Company anticipates a no sales commission.

The Shares are offered by the Company subject to prior sale and subject to approval of certain legal matters by counsel. The
Company reserves the right to reject any subscription in whole or in part, for any reason or for no reason.

OPPORTUNITY TO MAKE INQUIRIES

The Company will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

PROCEDURES FOR SUBSCRIBING

Each investor purchasing any of the Shares offered hereby will be required to execute a Subscription Agreement which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company, and will contain an acknowledgment of the receipt of the opportunity to make inquiries and obtain additional information.

                        LEGAL PROCEEDINGS

There are no material legal proceedings involving the Company that are known to the Company as of the date of this prospectus, or that are known to have been threatened against the Company as of the date of this Prospectus.

  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS The names, addresses, ages, and respective positions of the current directors and officers of the Company are as follows. Each director is elected for a term of one year, or until their replacement is elected. The Board of Directors appoints the executive officers for a term of one year, or until their replacement is appointed.



               Name              Age          Position

        Allen Jones              61           President/CEO/Director
        Michael F. Browning      65           Secretary/Treasure/Director


ALLEN JONES

Mr. Jones is the President/CEO of the Company.

EDUCATION           Kansas State College
                    Pre-Veterinary Medicine

PROFILE Bottom line responsibility with demonstrated record of success in company turnaround and rapid growth situations through operations improvement and operating efficiencies. Strong background of successful, effective experience with multi-million dollar responsibility, which proves the ability to build a business into a growing, sound and profitable operation using strong financial and marketing strategies. An excellent negotiation strategist, creative problem-solver and consummate "dealmaker".

SUMMARY OF QUALIFICATIONS

              Rapid and accurate analysis of people and situations. Excellent tact and diplomacy in reacting to individuals and situations.
              Adept at recognizing and adjusting to the needs of others. Profit and people-minded.
              Enhanced professional negotiation skills in the foreign marketplace.
              Interpersonal skills in the international forum.

PROFESSIONAL EXPERIENCE

1998 to Present     PRESIDENT/CEO
                    USA Telcom, Inc., Nevada, Proposed large capital NASDAQ registration, 1999. (BCC)
                    Business Cooperation Contract, 30 year
                    license with Vietel Corporation, Vietnam Army
                    Telecommunications for country Vietnam which includes:

                    1900 Mhz CDMA Mobile Telcom,
                    Wireless local loup residential telcom and International Gateway USA-Vietnam Telcom.

                    1996 Feasibility Study, P & L accumulative ten year estimate, US $3.3B for Vietnam
                    Telecommunications BCC license.

13 June-23 Sept. 1998

                    EXECTUVIE VICE PRESIDENT/FINANCIAL DIRECTOR
                    Harrison Digicom (Resigned after completing due diligence)
                    Air Tel/SGN ETMC

1992 to 1998        PRESIDENT & CEO
                    American Ventures International

                    AMVI International
                    AMVI Humanitarian Development
                    Trade Development and Investment Projects in
                    Vietnam

1990 to 1991        PRESIDENT & CEO
                    Equities International
                    Greek and Turkey hydra foil vessel tourist development
                    U.S. Navy, Textron and Korean Navy, vessel technology transfer

1985 to 1990        ASSOCIATED INTERNATONAL INDUSTRIES, INC.
                    President
                    International trading USA, China, Honk Kong and Korea.

1985 to 1988        ASSOCIATED RECREATIONAL INDUSTRIAL, INC.
                    President
                    Resort development.

1982 to 1984        CORPORATE RESORT MEMBERSHIP SALES
                    President
                    Membership sales throughout California and
                    Arizona.  Company sold in 1984.  Total sales
                    $2.7MM.

1977 to 1983        CORPORATE DEVELOPMENT OF 100 ACRES, 25 PARCEL
                    HILLSIDE DEVELOPMENT
                    President
                    Project sold in 1983.  Booked $2.9MM
                    development loan.

1978 to 1982        CORPORATE DEVELOPMENT OF 300 ACRES
                    RECREATIONAL VEHICLE PARK
                    President
                    Business sold in 1982.

1977 to 1982        JONES DEVELOPMENT, INC., Orange County,
                    California
                    President and CEO
                    Secured Santa Ana development agency contract to master of four acres across from Federal
                    Court House.  Secured J.V. with Coldwell
                    Banker Investment for a seven story mid-rise and thirteen-story hi-rise office buildings and parking facility. Sold project in 1982.

1967 to 1977        Owned and operated two liquor marts in Los
                    Angeles County, from 1967 to 1974 and three liquor, grocery and deli marts in Orange
                    County, from 1975 to 1977. Annual sales were $2.2MM from 1975 to 1977. All stores sold by September 1977, anticipating the elimination of fair trade. Fair trade ended May 1978.

1961 to 1969        BUILDING MAINTENANCE CORPORATION, Los
                    Angeles, California
                    President and CEO
                    Building maintenance services including
                    insurance claim repairs.

MICHAEL F. BROWNING

EDUCATION:          B.S. - School of Business Administration -
                    University Arizona 1956

CAREER PROFILE:     Real Estate Development Executive with
                    extensive experience in real estate
                    development, marketing, acquisitions and management with major development companies, brokerage companies and financial institutions. Experienced in Financial
                    Feasibility Analysis, Property Entitlements, contract negotiations, marketing, financing, development management and asset management.

EMPLOYMENT HISTORY:

1993 to Present     UNI-MED REALTY ADVISORS, Inc., Newport Beach,
                    California
                    Partner

                    Uni-Med Realty Advisors is a firm engaged in medical related real estate including consulting services, brokerage and property management.

                    The corporation provides consulting services to major hospitals in Southern California and with a national healthcare organization which owns hospitals throughout the country. Property management assignments includes hospital and privately owned medical office buildings totaling over 900,000 square feet. The partnership acts as the exclusive leasing agent of office buildings in Southern California.

1987 to 1993        BENTALL DEVELOPMENT CO., Santa Ana,
                    California
                    Vice President Development

                    Bentall Development Company is a wholly owned
                    U.S. subsidiary of Bentall Corporation, a privately owned Canadian development, investment and property management company with assets in excess of $600 million.

                    Assembled, managed and directed the
                    activities of a 10 person professional
                    development team. Analyzed and acquired ten development sites and two investment properties, including a 300,000 square foot office project and a 100,000 square foot office project. Developed three industrial parks, a 10-story, 210,000 square foot Class "A" office building with a seven level, 700 car parking structure. Assembled a city block in downtown San Diego, which was entitled for 500,000 square feet of office with subterranean parking. Created a joint venture for development of a 175,000 square foot office building and parking structure in South Orange County and secured all required entitlements. Reported to the president of the company.

1997 to 1987        COLDWELL BANKER COMMERCIAL GROUP REAL ESTATE
                    DEVELOPMENT SERVICES, Newport Beach,
                    California
                    Vice President and Manager, Newport Beach
                    Office

                    Managed a directed a team of development professionals in consulting development operations. Developed for clients on a fee basis office buildings, industrial buildings and shopping centers in Southern California, Arizona and New Mexico. Provided clients with all development functions, including feasibility, entitlement, selection and direction of consultants, selection and management of general contractors, budgeting, arranging financing and marketing the projects.

1976 to 1977        BENEFICIAL STANDARD PROPERTIES, INC., Los
                    Angeles, California
                    Director of Industrial Marketing and Property
                    Maintenance

                    Managed a large life insurance company,
                    commercial and industrial real estate
                    investment portfolio, including industrial buildings and parks for lease or for sale, neighborhood and regional shopping centers, a mobile home park and multi-tenant residential projects. Reported directly to the president of the company.

1975 to 1976        STONEBRIDGE EQUITIES CORPORATION, Laguna
                    Beach, California
                    Partner

                    A partner is a company formed to package real estate development projects for sale to investors. Projects included a 125 acre mixed use project in Southern California, neighborhood shopping center and a single family residential project in Riverside, California.

1974 to 1975        TROY EQUITIES CORPORATION, Irvine, California
                    Vice President, Investments

                    Identified, underwrote and acquired
                    investment properties for Troy Investment
                    Fund, a public fund.  Projects included
                    neighborhood shopping centers, high rise residential building and a large industrial park.

1959 to 1974        PACIFIC MUTUAL LIFE INSURANCE COMPANY,
                    Newport Beach, California
                    Director of Real Estate

                    Managed a large portfolio of investment
                    properties, including industrial buildings, office buildings, regional shopping centers. Responsibilities included asset management, development management, major lease negotiations, acquisitions and sales.

LICENSE;            REAL ESTATE BROKER - California

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table identifies all holders who are known to management to control, either individually or beneficially, a number of shares equal to or greater than 5% of the issued and outstanding shares as of June 30, 1999. All of the shareholders are officers and directors. Therefore, only one table is shown below.

      Title of   Name and address of       Amount and   Percent of
      class      beneficial owner          nature of    class
                                           beneficial
                                           owner

      Common     Ahatol Fin                6,800,000    96%
      Common     AVI                       200,000      4%


                    DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, $0.001 par value per share. The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (iii) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (iv) are entitled to one non-cumulative vote per share, on all matters on which shareholders may vote at all meetings of shareholders. As of the date of this memorandum, the Company had 7,000,000 shares of common stock outstanding.

The rights and preferences of the Preferred Stock may be set by the directors of the Company. To date, no Preferred Stock has been issued, and the directors have not identified any of the rights or preferences thereof.

NON-CUMULATIVE VOTING

The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors. After the present offering is completed, if all of the Shares offered are sold to the public, the public shareholders will own approximately 42% of the outstanding shares of the Company.

DIVIDENDS

The Company does not currently intend to pay cash dividends. The Company's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the Company.

A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities. (See "RISK FACTORS - No Foreseeable Dividends.")

POSSIBLE ANTI-TAKEOVER EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

Upon the completion of this Offering, the Company's authorized but unissued capital stock will consist of 13,000,000 shares (assuming the entire offering is sold) of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

TRANSFER AGENT

The Company has engaged the services of Pacific Stock Transfer, Las Vegas, Nevada, and expects to continue using them as the transfer agent for the Company's stock.


              INTEREST OF NAMED EXPERTS AND COUNSEL

None.


    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                   SECURITIES ACT LIABILITIES

The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud, or knowing violations of the law, since provisions have been made in the Articles of Incorporation and By-Laws limiting such liability. The Articles of Incorporation and By-Laws also provide for indemnification of the officers and directors of the Company in most cases for any liability suffered by them or arising out of their activities as officers and directors of the Company if they were not engaged in intentional misconduct, fraud, or knowing violations of the law. The company's Articles of Incorporation and By-laws limit the liability of directors and officers to the maximum extent permitted by Nevada law (Section 78.751). Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

               ORGANIZATION WITHIN LAST FIVE YEARS

Not Applicable.

                     DESCRIPTION OF BUSINESS

(a)  Business Development

The  Company was incorporated in the State of Nevada on  November
5, 1998.  To date, the Company has had no operations.

(b)  Business of Issuer

The   Company's   principal   business   involves   setting    up
telecommunications in Vietnam.

     Management has knowledge that loans are available from United States and Europe entities for business in this area. Management is actively exploring these financing options. Management has spend substantial time in contact with individuals and entities in the United States, Europe and Asia forming relationships (not yet contractual) which the Company hopes to turn into profitable contract for the Company. Allen Jones has been actively engaged in telcom internationally since 1993 with other companies.

(c)  Reports to Security Holders

The Company is not a reporting company as that term is defined in the Exchange Act of 1934. It has not sent out annual report to the shareholders, as those individuals are the executive officers and directors of the Company and, therefore, have had access to all material information concerning the Company. Until such time as its reports are on file with the Securities & Exchange Commission, the issuer will voluntarily send annual reports, including audited financial statements, to holders of its common stock.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

     USA Telcom, (the "Company") is a Nevada corporation formed on November 5, 1998. The Company's offices are located at 3360 W.
Sahara #200, Las Vegas, NV 89102, (702) 732-2253.

     The Company's principal business involves setting up telecommunication and services in the United States and Vietnam. The Company has no operations to date, but believes that it is positioned to take advantage of a coming boom in Vietnamese telecommunications. (See "DESCRIPTION OF THE BUSINESS.")

     Management has knowledge that loans are available from United States and Europe entities for business in this area. Management is actively exploring these financing options. Management has spend substantial time in contact with individuals and entities in the United States, Europe and Asia forming relationships (not yet contractual) which the Company hopes to turn into profitable contract for the Company. Allen Jones has been actively engaged in telcom internationally since 1993 with other companies.


                     DESCRIPTION OF PROPERTY

The Company owns no real property. It leases the office space used as the Company's principal offices.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None


    MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no market established for the Company's common stock. There are currently three holders of the Company's common stock. Those holders, who are deemed affiliates of the Company, own 7,000,000 shares, all of which are subject to trading restrictions pursuant to Rule 144 promulgated under the Securities Act of 1933.


                     EXECUTIVE COMPENSATION

The officers and directors will receive compensation once a compensation plan is approved. The amount of their compensation will be based upon the profitability of the corporation.


                      FINANCIAL STATEMENTS

As the Company is a startup, there have been no previous audited financial statements prepared. The Company will provide such statements upon completion of this offering. Preliminary financial statements are provided as part of the Registration Statement on file with the Securities and Exchange Commission.


 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                      FINANCIAL DISCLOSURE

None

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Officers and Directors of the Company are accountable to the Company as fiduciaries, which means such Officers and Directors are required to exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where the Company has failed or refused to observe the law.

Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company due to a breach of a fiduciary duty by an officer or director of the Company in connection with such sale or purchase, including the misapplication by any such Officer or Director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud, or knowing violations of the law, since provisions have been made in the Articles of Incorporation and By-Laws limiting such liability. The Articles of Incorporation and By-Laws also provide for indemnification of the officers and directors of the Company in most cases for any liability suffered by them or arising out of their activities as officers and directors of the Company if they were not engaged in intentional misconduct, fraud, or knowing violations of the law. The company's Articles of Incorporation and By-laws limit the liability of directors and officers to the maximum extent permitted by Nevada law (Section 78.751). Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, unenforceable.

The Company will not acquire assets from its current management or any entity in which such management has a five percent or greater equity interest unless the Company has first received an independent opinion as to the fairness of the terms of the acquisition. In negotiating the terms of the acquisition of the assets, management may be influenced by the possibility of future personal benefit from unrelated business dealings with such persons or entities. There can be no assurance that such conflict of interest will be adequately resolved in favor of the Company and its Shareholders. The Officers and Directors are required to exercise good faith and integrity in handling the Company's affairs. Management of the Company has agreed to abide by this fiduciary duty.

It should be noted that this is a rapidly developing and changing area of the law. Investors are urged to consult their own legal counsel.


           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The Company anticipates that it will incur, in addition to the commission associated with selling the common stock, additional legal and registration expenses. These anticipated costs are listed above (See "USE OF PROCEEDS.")

             RECENT SALES OF UNREGISTERED SECURITIES

None

                            EXHIBITS

The following financial statements are attached:

     Consolidated Balance Sheet

     Statement of Changes in Stockholders' Equity

     Consolidated Statement of Operations

     Consolidated Statement of Cash Flows

     Notes to Consolidated Financial Statements

The following exhibits are included:

     (3.1)     Articles of Incorporation

     (3.2)     By-Laws

     (5)  Opinion re: legality

     (10) Material Contracts

     (15) Letter on unaudited interim financial information

     (22) Subsidiaries of the registrant

     (24) Consent of experts and counsel

     (25) Power of attorney

                          UNDERTAKINGS

(a)  The Company agrees that it will:

     (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to

       (i) include any prospectus required by section 10(a)(3) of the Securities Act;

       (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

          Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnifications for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Las Vegas, State of Nevada, on October 22, 1999.

Registrant       USA Telcom

By               /s/ Allen Jones
                  Allen Jones, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature        /s/ Allen Jones
                  Allen Jones, President

Date             October 22, 1999